Exhibit 10.1
EXECUTION VERSION
STRICTLY CONFIDENTIAL

LGX818 ASSET TRANSFER AGREEMENT
by and between
NOVARTIS PHARMA AG
and
ARRAY BIOPHARMA INC.
Dated as of January 19, 2015

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

i

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

EXHIBIT A     – LIST OF CLINICAL TRIALS
EXHIBIT B     – FINAL FTC DECISION AND ORDER
EXHIBIT C – FORM OF PRESS RELEASE

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

THIS ASSET TRANSFER AGREEMENT, dated as of January 19, 2015 (together with all Schedules and Exhibits attached hereto, this “Agreement”), is made by and between Novartis Pharma AG, a Swiss corporation (“Novartis”), and Array BioPharma Inc., a Delaware corporation (“Array”).
RECITALS
WHEREAS, pursuant to certain transactions publicly announced on April 22, 2014, Novartis AG has agreed to acquire certain oncology assets of GlaxoSmithKline PLC (the “GSK Transactions”);
WHEREAS, the United States Federal Trade Commission (including any successor agency thereto, the “FTC”), the European Commission (including any successor agency thereto, the “EC”), the Australian Competition and Consumer Commission (including any successor agency thereto) and potentially the antitrust authorities of additional jurisdictions have raised potential competition law concerns regarding the impact of the GSK Transactions;
WHEREAS, in order to resolve such concerns in these alleged product markets in the United States and Europe, Novartis has agreed to enter into an agreement to divest certain assets related to Encorafenib (as defined below) with Array, all upon the terms and subject to the conditions hereinafter set forth;
WHEREAS, the Parties have entered into that certain Termination and Asset Transfer Agreement, dated November 26, 2014 (as amended, the “Binimetinib Termination Agreement”), and certain Ancillary Agreements (as defined in the Binimetinib Termination Agreement), pursuant to which Novartis agrees to assign, transfer, convey, and deliver to Array, and Array agrees to acquire and accept from Novartis, all right, title and interest of Novartis in and to specific assets relating to Binimetinib (as defined below), all upon the terms and subject to the conditions set forth therein;
WHEREAS, the FTC has or is about to issue a Decision and Order governing the scope, nature, extent and requirements of this Agreement and the Binimetinib Termination Agreement;
WHEREAS, Novartis desires to assign, transfer, convey, and deliver to Array, and Array desires to acquire and accept from Novartis, all right, title and interest of Novartis in and to the Transferred Assets (as defined herein), all upon the terms and subject to the conditions hereinafter set forth;
WHEREAS, Novartis desires to assign to Array, and Array desires to assume from Novartis, the Assumed Liabilities (as defined herein), all upon the terms and subject to the conditions hereinafter set forth;
WHEREAS, simultaneously with the execution and delivery of this Agreement, the Parties will enter into the Divestiture Commitment Agreement (as defined below) and will amend the Binimetinib Termination Agreement; and

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

WHEREAS, simultaneously on the Effective Date (as defined below), the Parties will enter into (1) the Transition Agreement (as defined below), pursuant to which Novartis and its Affiliates will provide certain regulatory assistance, development technology transfer, companion diagnostic assistance and other transition services and expense reimbursement to Array, (2) the Supply Agreement (as defined below), pursuant to which Novartis and its Affiliates will manufacture and supply to Array, Encorafenib for use in clinical trials and provide manufacturing technology transfer services to Array and/or its clinical research organization(s); (3) the Conditional License Agreement (as defined below); (4) the Columbus Trial Agreement (as defined below); (5) the Three-Way Clinical Trial Agreement (as defined below); (6) certain other clinical trial agreements to address the Parties’ rights and obligations with respect to clinical trials involving Encorafenib; and (7) the amended and/or restated agreements constituting Ancillary Agreements (as such term is defined in the Binimetinib Termination Agreement).
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties, and agreements herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Article I
DEFINITIONS
Section 1.1    Definitions. As used herein, the following terms have the meanings set forth below:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. When used herein, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of a majority of the equity interests or the power to elect a majority of the board of directors (or Persons performing similar functions) of such Person, whether through the ownership of voting securities, status as a general partner, by contract or otherwise. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence; provided, that such foreign investor has the power to direct the management and policies of such entity.
“Agreement” has the meaning set forth in the preamble.
“Alliance Agreement” has the meaning set forth in Section 2.1.
“Ancillary Agreements” means, collectively, the Bill of Sale, the Assumption Agreement, the Patent Assignment Agreement, the Cross License Agreement, the Transition Agreement, the Supply Agreement, the Standalone Clinical Trial Agreement, the Other Clinical Trial Agreement, the Columbus Trial Agreement, the Three-Way Clinical Trial Agreement and, except for purposes of Section 3.7 and Section 3.9, the Divestiture Commitment Agreement.
“Antitrust Laws” means any Applicable Law designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade or the significant impediment of effective competition.
“Applicable Laws” means any law, judgment, order, decree, statute, ordinance, rule or regulation issued or promulgated by any Governmental Entity.
“Array” has the meaning set forth in the preamble.
“Assumed Liabilities” has the meaning set forth in Section 3.4(a).
“Assumption Agreement” means an assumption agreement, to be executed and delivered by Array and Novartis on the Effective Date, substantially in the form mutually agreed upon by the Parties.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

“Bill of Sale” means a bill of sale and assignment to be executed and delivered by Array and Novartis on the Effective Date, substantially in the form mutually agreed upon by the Parties.
“Binimetinib” means the compound known as MEK162.
“Binimetinib Termination Agreement” has the meaning set forth in the recitals.
“BRAF Inhibitor” means a compound that directly binds to BRAF and inhibits the activity of BRAF (i.e., inhibits the phosphorylation of ERK). For the avoidance of doubt, this shall not include a compound that is [*]
“Business Day” means a day (other than a Saturday, Sunday or a public holiday) on which banks are open for business in Basel, Switzerland, and New York, NY, USA.
[*]
“Clinical Trial Agreements” means the Columbus Trial Agreement, the Standalone Clinical Trial Agreement, the Three-Way Clinical Trial Agreement and the Other Clinical Trial Agreement.
“Columbus Trial” has the meaning set forth in the Columbus Trial Agreement.
“Columbus Trial Agreement” means the Amended and Restated Columbus Trial Agreement, to be executed and delivered by Array and Novartis on the Effective Date, substantially in the form mutually agreed upon by the Parties.
“Commercialization” or “Commercialize” means to pursue Regulatory Approvals, market, promote, distribute, import, export, offer to sell and/or sell a product and/or conduct related commercialization activities, including activities relating to pursuit of Regulatory Approvals, marketing, promoting, distributing, importing, exporting, offering for sale or selling such product.
“Competing Product” means any product (other than any product containing Encorafenib) that includes as an active pharmaceutical ingredient an agent that is a BRAF Inhibitor.
“Conditional License Agreement” means the conditional license agreement, to be executed and delivered by Array and Novartis on the Effective Date, substantially in the form mutually agreed upon by the Parties.
“Confidentiality Agreement” means the Confidentiality Agreement as of January 13, 2015, by and between Novartis International AG and Array.
“Confidential Information” means all confidential or proprietary information of a Party or any of its Affiliates, and any data of a financial, commercial or technical nature which such Party or any of its Affiliates has supplied or otherwise made available to the other Party or its

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Affiliates pursuant to this Agreement, whether made available orally, in writing, or in electronic form, and whether or not such information is identified as confidential at the time of disclosure.
“Contemplated Transactions” means the transactions contemplated by this Agreement and the Ancillary Agreements.
“Contracts” means written contracts, agreements, and all other legally binding written arrangements, whether in existence on the date hereof or subsequently entered into, including all amendments thereto.
“Control” or “Controlled” means, with respect to any Know-How, Patent Rights, other intellectual property rights, or any proprietary or trade secret information, the legal authority or right (whether by ownership, license or otherwise) of a Party or its Affiliates to grant an assignment, license or a sublicense of or under such Know-How, Patent Rights, or other intellectual property rights to another Person, or to otherwise disclose such proprietary or trade secret information to another Person, without breaching the terms of any agreement with a Third Party, or misappropriating the proprietary or trade secret information of a Third Party.
“Cross License Agreement” means the license agreement, to be executed and delivered by Array and Novartis on the Effective Date, substantially in the form mutually agreed upon by the Parties.
[*]
“Development” or “Develop” means drug development activities, including pre-clinical and clinical activities, test method development and stability testing, assay development and audit development, toxicology, formulation, Manufacturing and distribution of compounds and products for use in clinical trials including placebos and comparators as the case may be, development activities with respect to a diagnostic product, quality assurance/quality control development, statistical analysis, clinical studies, packaging development, and regulatory affairs.
“Documents” means all files, documents, instruments, papers, books, reports, records, tapes, microfilms, photographs, letters, budgets, forecasts, ledgers, journals, supplier lists, operating data and plans, technical documentation (design specifications, functional requirements, operating instructions, logic manuals, flow charts, etc.), and other similar materials, in each case whether or not in tangible or electronic form.
“Divestiture Commitment Agreement” means the Divestiture Commitment Agreement, dated as of the date hereof, by and between Novartis and Array.
“Drug Substance” means an active ingredient that is intended to furnish pharmacological activity or other direct effect in the diagnosis, cure, mitigation, treatment, or prevention of disease or to affect the structure or any function of the human body, but does not include intermediates used in the synthesis of such ingredient.
“EC” has the meaning set forth in the recitals.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

“EC Commitments” means the final commitments to the EC pursuant to CASE NO. COMP/M.7275 – NOVARTIS/GLAXOSMITHKLINE ONCOLOGY BUSINESS adopted by the EC as part of its decision declaring the GSK Transactions compatible with the European common market.
“EC Remedy Decisions” means final EC decisions adopted in relation to, among other things, the Contemplated Transactions in the context of the GSK Transactions.
“EEA” means the European Economic Area.
“Effective Date” has the meaning set forth in Section 3.2.
“EMA” means the European Medicines Agency, and any successor agency thereto.
“Encorafenib” means the compound known as LGX818.
“Encorafenib Personnel” has the meaning set forth in Section 5.2(a).
“Encumbrance” means any claim, charge, equitable interest, lien, mortgage, pledge, option, license, assignment, power of sale, retention of title, right of preemption, right of first refusal or security interest of any kind.
“Excluded Assets” has the meaning set forth in Section 3.3(b).
“Excluded Liabilities” has the meaning set forth in Section 3.4(b).
“Exhibits” means, collectively, the Exhibits referred to throughout this Agreement.
“FDA” means the U.S. Food and Drug Administration, and any successor agency thereto.
“FDA Act” has the meaning set forth in Section 4.1(f).
“Final FTC Decision and Order” means the final FTC Decision and Order concerning, among other things, the Contemplated Transactions in the context of the GSK Transactions, a copy of which shall be attached hereto as Exhibit B upon issuance by the FTC.
“FTC” has the meaning set forth in the recitals.
“Governmental Entity” means any government, court, administrative agency or commission or other governmental, judicial, administrative or regulatory authority or instrumentality, whether domestic or foreign.
“GSK Transactions” has the meaning set forth in the recitals.
“Health Laws” means any Applicable Law, the purpose of which is to ensure the safety, efficacy and quality of medicines by regulating the research, development, manufacturing and distribution of pharmaceutical products, including Applicable Laws relating to good laboratory practices, good clinical practices, investigational use, product marketing authorization,

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

manufacturing compliance and approval, good manufacturing practices, labeling, advertising, promotional practices, safety surveillance, record keeping and filing of required reports such as the FDA Act, the Public Health Service Act, as amended, their associated rules and regulations promulgated thereunder.
“IND” means any investigational new drug application filed with the FDA pursuant to Part 312 of Title 21 of the United States Code of Federal Regulations prior to beginning clinical trials in humans in the United States or any comparable application filed with any Regulatory Authority outside of the United States.
“Indemnified Party” has the meaning set forth in Section 9.3(a).
“Indemnifying Party” has the meaning set forth in Section 9.3(a).
“Intellectual Property” means Patent Rights, Know-How and trademark and trademark applications.
“Inventory” means all Materials (as such term is defined in the Supply Agreement) held for use for the manufacture of Drug Substance, Product and/or Finished Product, all Drug Substance batches (including those used in toxicology studies, clinical studies, process validation, and stability), all Product and Finished Product batches (including those used in clinical studies, process validation, and stability), and all samples of Drug Substance, Product and Finished Product owned by and in the possession, custody or control of Novartis or its Affiliates as of the Effective Date (such terms “Drug Substance,” “Product” and “Finished Product” used in this definition shall have the meanings set forth in the Supply Agreement).
“Key Employees” means the key employees of Novartis on the working teams set forth on Schedule 1.1(a).
“Know-How” means technical information, know-how and data, including research and development data, information, reports, studies, validation methods and procedures, unpatented inventions, discoveries, knowledge, trade secrets, technical or other data or information, specifications, instructions, formulae, materials, methods, procedures, processes, flow diagrams, developments, expertise or other technology, including all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, preclinical, clinical, Manufacturing, physical, analytical, safety, quality assurance, quality control and other data, instructions, processes, formulae, expertise, information, reports or studies, including any of the foregoing applicable to compounds, formulations, compositions, or products or to their Manufacture, Development, registration, use, studying, production, formulation, synthesis, assaying, testing or Commercialization, including study data, but excluding any of the foregoing which is the subject of an issued patent.
“Knowledge” means (i) as of the date hereof, the actual knowledge, without independent investigation, of, (A) with respect to Novartis, the following individuals: [*] and (B) with respect to Array, the following individuals: [*], and, with respect to [*], and (ii) as of the

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Effective Date, with respect to each Party, the actual knowledge of the individuals listed in the foregoing clause (i) with respect to such Party, [*].
“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, or determined or determinable.
“Licensed IP” means the Licensed IP as defined in the Cross License Agreement.
“Losses” means, collectively, any and all damages, losses, Liabilities, claims, judgments, penalties, costs and expenses (including reasonable attorneys’ fees and litigation expenses); provided, however, that except to the extent (a) expressly provided otherwise in this Agreement or any Ancillary Agreement; or (b) any such damages are required to be paid to a Third Party as part of a claim for which a Party provides indemnification under Article IX, Losses shall not include (x) any punitive or incidental damages, or (y) any consequential, indirect, exemplary or special damages, lost profits, lost revenue or opportunity costs (including where calculated by using or taking into account any multiple of earnings, cash flow, revenue or other similar measure); [*]
[*]
“Manufacturing” or “Manufacture” means activities and operations involved in or relating to the manufacturing, quality control testing, releasing or packaging of a product, for pre-clinical, clinical or commercial purposes.
“Marketing Approval” means all approvals, licenses, registrations, and authorizations of any Regulatory Authority that are necessary for the marketing and sale of a product in a country or group of countries.
“Material Adverse Effect” means any event, occurrence, fact, condition or change, when taken together with any other events, occurrences, facts, conditions or changes, in the aggregate, is (or would be reasonably be expected to be) materially adverse to (i) Novartis’s ability to transfer title to the Transferred Assets, taken as a whole, in accordance with this Agreement, (ii) Array’s rights in or to the Transferred Assets and Licensed IP, taken as a whole, upon consummation of the Contemplated Transactions, or (iii) the Development or Commercialization of Encorafenib.
“[*] Agreement” means the [*] Agreement, dated as of February 28, 2011, between [*] and Novartis International Pharmaceutical, Ltd.
“Novartis” has the meaning set forth in the preamble.
“Novartis Compounds” has the meaning set forth in Section 3.3(b).
“Novartis Names and Marks” has the meaning set forth in Section 6.1.
“Novartis Pipeline Agents” means any of Novartis’s proprietary compounds referred to as [*], in each case, which have demonstrated utility in combination with Encorafenib.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

“Ongoing Investigator Sponsored Clinical Trials” means those clinical trials designated with the following ClinicalTrials.gov identifiers: [*]; and any Proposed Investigator Sponsored Clinical Trial deemed an Ongoing Investigator Sponsored Clinical Trial in accordance with Section 5.1(b).
“Other Clinical Trial Agreement” means the clinical trial agreement to be executed and delivered by Array and Novartis on the Effective Date, substantially in the form mutually agreed upon by the Parties. The Parties agree that Clinical Plan (as defined in the Other Clinical Trial Agreement) attached as Exhibit A to the Other Clinical Trial Agreement as of the Effective Date shall be the signed clinical trial protocols for the Other Clinical Trials as of the date hereof, as amended by mutual agreement of the Parties prior to the Effective Date.
“Parties” means Novartis and Array, with each being a “Party”.
“Patent Assignment Agreement” means a Patent Rights assignment agreement, to be executed and delivered by Array and Novartis on the Effective Date, substantially in the form mutually agreed upon by the Parties.
“Patent Rights” means all patents and patent applications, including all divisionals, continuations, substitutions, continuations-in-part, re-examinations, reissues, additions, renewals, extensions, registrations, and supplemental protection certificates and the like of any of the foregoing.
“Permitted Encumbrance” means (i) any Encumbrance disclosed on Schedule 1.1(b), (ii) any Encumbrance for Taxes, assessments and other governmental charges that are not yet due and payable or that may thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings, (iii) with respect to licenses, permits or Contracts, any restrictions, obligations, limitations or other Encumbrances contained in such license, permit or Contract or existing under Applicable Laws, or (iv) any imperfection of title or other Encumbrance that individually or in the aggregate with other such imperfections and Encumbrances, would not have a material adverse effect on the Transferred Assets.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, business association, organization, Governmental Entity or other entity.
“Proposed FTC Decision and Order” means a proposed form of the Final FTC Decision and Order concerning, among other things, the Contemplated Transactions in the context of the GSK Transactions.
“Proposed Investigator Sponsored Clinical Trials” means the following proposed clinical trial: [*].
“Purchase Price” has the meaning set forth in Section 5.3.
“Regulatory Approval” means, with respect to a product containing Encorafenib in any country or jurisdiction, any approval (including when applicable approval for clinical trials and

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

where required, pricing and reimbursement approvals), registration, license or authorization from a Regulatory Authority in a country or other jurisdiction that is necessary to Develop, Manufacture, and Commercialize such product in such country or jurisdiction.
“Regulatory Authority” means any Governmental Entity responsible for granting Regulatory Approvals, including the FDA, the EMA and any corresponding national or regional regulatory authorities.
“Regulatory Materials” means any submission to a Regulatory Authority of any appropriate regulatory application together with any related correspondence and documentation, and shall include any submission to a regulatory advisory board, marketing authorization application, and any supplement or amendment thereto. For the avoidance of doubt, Regulatory Materials shall include any INDs.
“Representative” has the meaning set forth in Section 7.4(b).
“SEC” has the meaning set forth in Section 7.4(b).
“Solicitation Period” has the meaning set forth in Section 5.2(b).
“Standalone Clinical Trial Agreement” means the clinical trial agreement to be executed and delivered by Array and Novartis on the Effective Date, substantially in the form mutually agreed upon by the Parties. The Parties agree that Clinical Plan (as defined in the Standalone Clinical Trial Agreement) attached as Exhibit A to the Standalone Clinical Trial Agreement as of the Effective Date shall be the signed clinical trial protocols for the Standalone Clinical Trials as of the date hereof, as amended by mutual agreement of the Parties prior to the Effective Date.
“Suitable Partner” means the entity approved by the European Commission as counterparty to the Alliance Agreements in accordance with the criteria set out in Section D of the EC Commitments.
“Supply Agreement” means the interim supply agreement to be executed and delivered by Array and Novartis on the Effective Date, substantially in the form mutually agreed upon by the Parties.
“Tax” means all Federal, state, local and foreign taxes and assessments, including all interest, penalties and additions with respect thereto.
“Third Party” means any Person other than Novartis or Array or their respective Affiliates.
“Third Party Agreements” means those Contracts between Novartis or any of its Affiliates, on the one hand, and Third Parties, on the other hand, related to Encorafenib and (i) existing as of the date hereof or (ii) entered into on or after the date of this Agreement but prior to the Effective Date in the ordinary course of business in connection with on-going clinical trials or other Development activities.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

“Third Party Claim” has the meaning set forth in Section 9.3(a).
“Three-Way Clinical Trial Agreement” means the Amended and Restated Three-Way Clinical Trial Agreement, to be executed and delivered by Array and Novartis on the Effective Date, substantially in the form mutually agreed upon by the Parties.
“Transfer” has the meaning set forth in Section 3.5(a).
“Transferred” has the meaning set forth in Section 3.5(a).
“Transferred Assets” has the meaning set forth in Section 3.3(a).
“Transferred IP” means (i) the Transferred Patents and (ii) all Know-How, including Manufacturing technology, to the extent related to Encorafenib and that is in existence and owned or Controlled by Novartis or its Affiliates as of the Effective Date.
“Transferred Patents” means any Patent Rights Controlled by Novartis or any of its Affiliates as of the Effective Date having claims covering Encorafenib and/or any product containing Encorafenib (in all forms, presentations, doses and formulations), its use, composition, formulation, preparation or manufacture, wherein Encorafenib is the only active pharmaceutical ingredient claimed, and wherein there are no other claims, including the Patent Rights identified in Schedule 1.1(c).
“Transferred Regulatory Materials” has the meaning set forth in Section 3.3(a)(iv).
“Transferred Third Party Agreements” means those Third Party Agreements that are primarily related to Encorafenib.
“Transition Agreement” means the transition agreement, to be executed and delivered by Array and Novartis on the Effective Date, substantially in the form mutually agreed upon by the Parties.
“Transition Committee” or “TC” means the transition committee established pursuant to and in accordance with Section 3.9(a) of the Binimetinib Termination Agreement.
Section 1.2    Interpretation.
(a)    When used herein the words “include”, “includes” and “including” are deemed to be followed by the words “without limitation.”
(b)    Any terms defined in the singular have a comparable meaning when used in the plural, and vice-versa.
(c)    All references to the preamble, recitals, Articles, Sections, Exhibits, Schedules and Appendices are deemed references to the preamble, recitals, Articles, Sections, Exhibits, Schedules and Appendices to this Agreement.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(d)    The word “or” shall be inclusive and not exclusive.
(e)    The Party includes its permitted assignees and/or the respective successors in title to substantially the whole of its undertaking.
(f)    The words “hereof”, “hereto”, “hereunder” and similar words refer to this Agreement as a whole and not any particular Section or Article of this Agreement.
(g)    References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms thereof.
(h)    This Agreement is deemed drafted jointly by the Parties and shall not be specifically construed against any Party based on any claim that such Party or its counsel drafted this Agreement.
Section 1.3    Currency. All currency amounts referred to herein are in U.S. Dollars unless otherwise specified.
ARTICLE II
KNOWLEDGE ACCESS.
Section 2.1    Knowledge Access. As soon as practicable following the date hereof, subject to the confidentiality obligations set forth in Section 7.4, Novartis shall (and shall cause its Affiliates to) provide Array with copies of or reasonable access to all information, personnel, documentation, materials and other resources regarding Encorafenib and the Transferred Assets reasonably necessary or otherwise reasonably requested by Array, to (a) enable Array to effectively engage, negotiate with, and execute a collaboration and license agreement(s) (collectively, the “Alliance Agreement”) with a Suitable Partner governing the research, development, manufacture, sale, marketing, distribution and commercialization of Encorafenib and products containing Encorafenib in the EEA and in any additional jurisdictions where the applicable antitrust authorities have required that Array enter into such collaboration or license agreement; and (b) subject to customary and reasonable confidentiality and non-use arrangements, provide any potential Suitable Partner with reasonable diligence regarding the research, development, manufacture, sale, marketing, distribution and commercialization of Encorafenib and products containing Encorafenib in the EEA and such additional jurisdictions; provided, however that Array shall not be permitted to so execute an Alliance Agreement or so provide any potential Suitable Partner with any such diligence information that constitutes the Confidential Information of Novartis prior to the adoption of the EC Remedy Decisions.
ARTICLE III
TRANSFER OF TRANSFERRED ASSETS
Section 3.1    Transfer. Upon the terms and subject to the conditions of this Agreement, as of the Effective Date, Novartis (at its sole cost and expense) will, or will cause its Affiliates, as applicable, to, assign, transfer, and convey to Array, and Array will acquire from Novartis and its

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Affiliates, all right, title and interest of Novartis or any such Affiliates in, to and under the Transferred Assets in each case free and clear of all Encumbrances, other than (i) Permitted Encumbrances or (ii) Encumbrances created or imposed by Array.
Section 3.2    Effective Date.
(a)    The transfer of the Transferred Assets is contingent upon, and shall automatically become effective as of, the consummation of the GSK Transactions, or at such other earlier date or event as Novartis and Array may agree (the “Effective Date”). For the avoidance of doubt, the knowledge access rights and obligations set forth in Section 2.1 shall become effective immediately upon the date hereof (and prior to the Effective Date) notwithstanding that some of the information and documents provided pursuant to Section 2.1 may also constitute Transferred Assets.
(b)    Notwithstanding the foregoing, the transfer of the Transferred Assets is further contingent upon the representations and warranties of the Parties set forth in Article IV below being true and correct as of the Effective Date, except as would not have a Material Adverse Effect, and other than representations and warranties qualified by Material Adverse Effect, in which case such representations and warranties must be true and correct in all respects as of the Effective Date.
Section 3.3    Transferred Assets.
(a)    The term “Transferred Assets” means any and all properties, assets, claims and rights owned by Novartis and its Affiliates wherever situated and of whatever kind and nature, real or personal, tangible or intangible, existing on the Effective Date to the extent related to Encorafenib including each of the following to the extent related to Encorafenib (but in any event, excluding the Excluded Assets):

(i)	the Transferred IP;

(ii)	all product market research, product marketing materials, product branding reports and analyses and product marketing plans to the extent specifically related to Encorafenib;

(iii)	all product development reports to the extent related to Encorafenib;

(iv)
all Regulatory Materials to the extent related to Encorafenib, in each case, that are in the possession and control of Novartis or its Affiliates (“Transferred Regulatory Materials”), except to the extent set forth in Section 3.3(b)(iii);

(v)	the Transferred Third Party Agreements, including the clinical trial agreements with respect to the Ongoing Investigator Sponsored Clinical Trials;

(vi)	all clinical trial and safety data, databases and analyses to the extent related to Encorafenib;

(vii)	the domain names listed on Schedule 3.3(a)(vii);

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(viii) the [*];

(ix)	all Inventory; and

(x)	all Documents to the extent related to Encorafenib.
(b)    Novartis and Array expressly agree and acknowledge that, except for rights granted pursuant to Section 2 and Section 9 of each Clinical Trial Agreement and Section 2 of the Cross License Agreement, Array is not, and nothing herein shall be deemed to mean that Array is, acquiring any right, title or interest in or to any of the assets of Novartis or its Affiliates other than the Transferred Assets (the “Excluded Assets”). For the avoidance of doubt, such Excluded Assets include the following:

(i)	the Novartis Names and Marks;

(ii)	any compounds (other than Encorafenib) (“Novartis Compounds”) and related Regulatory Materials, in each case, of Novartis and/or its Affiliates;

(iii)
any Regulatory Materials to the extent related to Encorafenib, in each case, that are in the possession and control of Novartis or its Affiliates, as are necessary for Novartis to perform its obligations under this Agreement and the Ancillary Agreements with respect to the clinical trials set forth on Exhibit A sponsored by Novartis as of the Effective Date, but solely to the extent necessary and until completion of such obligations by Novartis (upon which such Regulatory Materials shall (automatically and without any further action of the Parties) be deemed to constitute Transferred Assets transferred hereunder);

(iv)	Novartis’s rights under the Columbus Trial Agreement and the Three-Way Clinical Trial Agreement;

(v)	accounts receivable, pre-paid expenses and any cash or cash equivalents of Novartis or any of its Affiliates;

(vi)	any plant, tangible property, equipment or employees, subject to Section 5.2, of Novartis or any of its Affiliates; and

(vii)	the property, assets and rights listed on Section 3.3(b)(vi).
(c)    Array acknowledges and agrees that, subject to the terms and conditions set forth herein, Novartis and its Affiliates may retain copies of all or any part of the Documents or other materials that they deliver to Array hereunder, provided, however, that Novartis acknowledges and agrees that any use by Novartis or its Affiliates of such materials that relate specifically to Encorafenib shall be solely in accordance with this Agreement or

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

any Ancillary Agreement and such materials shall not be used in connection with a Competing Product.
Section 3.4    Assumption of Certain Liabilities and Obligations.
(a)    Array will assume, be responsible for and pay, perform and discharge when due the following (collectively, the “Assumed Liabilities”): (i) any Liabilities arising from any product liability or Patent Right infringement claim or lawsuit first brought by any Third Party or any Governmental Entity on or after the Effective Date related to Encorafenib based on events or occurrences after the Effective Date that do not directly result or arise from actions or omissions by or on behalf of Novartis prior to the Effective Date; (ii) any Liabilities arising from any FDA, EMA or any other Governmental Entity action or notification first filed or submitted on or after the Effective Date related to Encorafenib based on events or occurrences after the Effective Date that do not directly result or arise from actions or omissions by or on behalf of Novartis prior to the Effective Date; (iii) any Liabilities that Array expressly assumes or agrees to assume under this Agreement or the Ancillary Agreements; (iv) all Liabilities in respect of the Transferred Third Party Agreements but only to the extent that such Liabilities thereunder arise or are required to be performed on or after the Effective Date and do not relate to any failure to perform, improper performance, warranty or other breach, default or violation by Novartis or its Affiliates of the Transferred Third Party Agreements prior to the Effective Date; and (v) except as otherwise provided herein or in the Ancillary Agreements, all other Liabilities that arise out of the Development, Manufacture, Commercialization or use of Encorafenib or otherwise relate to Encorafenib or the Transferred Assets following the Effective Date based on events or occurrences on or after the Effective Date that do not directly result or arise from actions or omissions by or on of behalf Novartis prior to the Effective Date.
(b)    Except for the Assumed Liabilities, Array will not assume or be liable for any Liabilities of Novartis or its Affiliates (the “Excluded Liabilities”) including, for the sake of clarity, the following: (i) any Liabilities of Novartis or its Affiliates arising from any product liability or Patent Right infringement claim or lawsuit first brought by any Third Party or any Governmental Entity prior to the Effective Date related to Encorafenib; (ii) any Liabilities of Novartis or its Affiliates arising from any FDA, EMA or any other Governmental Entity action or notification first filed or submitted prior to the Effective Date related to Encorafenib; (iii) any Liabilities that Novartis or its Affiliates expressly assumes or agrees to assume under this Agreement or the Ancillary Agreements; (iv) all Liabilities of Novartis or its Affiliates in respect of the Transferred Third Party Agreements but only to the extent that such Liabilities thereunder were required to be performed prior to the Effective Date; (v) all Liabilities of Novartis or its Affiliates in respect to the manufacture or use of Encorafenib by or on behalf of Novartis or any of its Affiliates or subcontractors prior to the Effective Date; and (vi) except as otherwise provided herein or in the Ancillary Agreements, all other Liabilities of Novartis or its Affiliates that arise out of the Development, Manufacture, Commercialization or use of Encorafenib or otherwise relate to Encorafenib or the Transferred Assets prior to the Effective Date.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Section 3.5    Nonassignability of Assets; Shared Assets.
(a)    Notwithstanding anything to the contrary contained in this Agreement or in the Ancillary Agreements, to the extent that the assignment, transfer, conveyance or delivery (the “Transfer”, and the term “Transferred” has meaning correlative to the foregoing), or attempted Transfer, to Array of any asset that would be a Transferred Asset (including Transferred Third Party Agreements) is prohibited by any Applicable Law or would require any third-party authorizations, approvals, consents or waivers and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Effective Date, the transactions contemplated by this Agreement and the Ancillary Agreements to occur on the Effective Date shall proceed without such Transfer.
(b)    As soon as reasonably practicable after the Effective Date, Novartis shall obtain, at its own cost and expense, all such authorizations, approvals, consents or waivers from Third Parties reasonably necessary to transfer the Transferred Assets to Array and provide the services in respect of the Development, Manufacture, and Commercialization of Encorafenib as provided in this Agreement and in the Ancillary Agreements. Pending such authorization, approval, consent or waiver, the Parties shall cooperate with each other in any mutually agreeable, commercially reasonable and lawful arrangements designed to (i) provide to Array the benefits of use of the applicable assets and services and to Novartis or its Affiliates the benefits, including indemnities, that they would have obtained had the applicable assets and services been Transferred to Array as of the Effective Date or otherwise provided in accordance with this Agreement and the Ancillary Agreements and/or (ii) enable Array to obtain alternative assets and services independently. Once authorization, approval, consent or waiver for the Transfer of any such Transferred Asset not Transferred as of the Effective Date is obtained, Novartis shall, or shall cause its relevant Affiliate to, as promptly as practicable, Transfer such Transferred Asset to Array.
(c)    Array shall promptly take reasonable actions to assist Novartis to be able to meet its obligations under Section 3.5(b) on a timely basis.
(d)    With respect to any Transferred Assets other than Transferred IP, the Parties shall cooperate with each other to ensure that Array has the use of such Transferred Assets in connection with Encorafenib and Novartis or its Affiliates have the use of such Transferred Assets solely for use other than in connection with Encorafenib; provided, however, that Novartis acknowledges and agrees that any use by Novartis or its Affiliates of such Transferred Assets that relate specifically to Encorafenib shall be solely in accordance with this Agreement or any Ancillary Agreement and shall not be used in connection with a Competing Product. Without limiting the foregoing:

(i)
to the extent Novartis or its Affiliates uses prior to the Effective Date any Transferred Third Party Agreement for purposes unrelated to Encorafenib and unrelated to Binimetinib, after the Effective Date, Array shall cooperate with Novartis to (i) provide to Novartis or its Affiliates the benefits of use of such Transferred Third Party Agreement, (ii) partially assign to Novartis or an Affiliate thereof or

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

otherwise divide such Transferred Third Party Agreement into one agreement for Array and one agreement for Novartis, and/or (iii) enable Novartis or its Affiliates to obtain alternative benefits independently. For the avoidance of doubt, with respect to any Transferred Third Party Agreement for an Ongoing Investigator Sponsored Clinical Trial that, as of the Effective Date, involves a Novartis Compound, Novartis’s benefits of use of such Transferred Third Party Agreement include access to all study data generated under such Transferred Third Party Agreement relating to the applicable Novartis Compound, rights to review and approve publications and rights to approve any modification to the applicable clinical trial or related protocol related to the applicable Novartis Compound, and

(ii)
to the extent any Third Party Agreement that is not a Transferred Third Party Agreement relates to Encorafenib, Novartis shall cooperate with Array to (i) provide to Array the benefits of use of such Third Party Agreement, (ii) partially assign to Array or otherwise divide such Third Party Agreement into one agreement for Array and one agreement for Novartis, and/or (iii) enable Array to obtain alternative benefits independently.

(e)    Novartis agrees that, from and after the date of this Agreement, Novartis shall use its best efforts to obtain the consent of [*] to assign the [*] Agreement to Array.  Upon such assignment, (i) the Parties agree that (and shall amend the Cross License Agreement to reflect that) the Licensed IP (as defined in the Cross License Agreement) licensed from [*] under the [*] Agreement shall no longer be sublicensed from Novartis to Array under the Cross License Agreement; and (ii) the patent identified on Schedule 2.3(e) to the Cross License Agreement shall automatically and without any further action of the Parties be deemed to constitute a Transferred Patent (and the Parties shall execute a patent assignment agreement in the form of the Patent Assignment Agreement pursuant to which such assignment is memorialized).
Section 3.6    Delivery; Retained Rights.
(a)    Novartis and its Affiliates shall deliver to Array the tangible Transferred Assets as soon as possible after the Effective Date, except to the extent any such Transferred Assets must be retained by Novartis in order to perform its obligations under this Agreement or the Ancillary Agreements, in which case, [*].
(b)    Except (i) as otherwise expressly set forth in this Agreement or in the Ancillary Agreements or (ii) to the extent necessary for Novartis to perform its obligations under this Agreement or the Ancillary Agreements, neither Novartis nor any of its Affiliates shall retain or use, directly or indirectly, any of the Transferred Assets.
(c)    With respect to Transferred Assets that are Documents or other materials, Novartis and its Affiliates may deliver to Array redacted copies of such materials

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

solely to the extent that such materials contain confidential information not related to Binimetinib or Encorafenib; [*].
Section 3.7    Ancillary Agreements.
On the Effective Date:
(a)    Novartis or its Affiliates shall deliver to Array the Ancillary Agreements (other than the Divestiture Commitment Agreement) to which Novartis or its Affiliates are party and the Conditional License Agreement, in each case duly executed by Novartis or its Affiliates, as applicable.
(b)    Array shall deliver to Novartis the Ancillary Agreements (other than the Divestiture Commitment Agreement) to which Array is party and the Conditional License Agreement, in each case duly executed by Array.
(c)    Novartis and Array shall each deliver to the other Party a certificate duly executed by an authorized officer certifying that the representations and warranties of such Party in Article IV herein are true and correct in all material respects on the Effective Date, except, in the case of representations and warranties in Section 4.1(c)-(m), as would not have a Material Adverse Effect, other than representations and warranties qualified by Material Adverse Effect, in which case such representations and warranties must be true and correct in all respects as of the Effective Date.
(d)    Novartis shall deliver to Array a complete and accurate list of all of the Transferred Third Party Agreements in existence as of the Effective Date.
Section 3.8    Transfer Taxes and Fees. All transfer, sales, value added, stamp duty and similar Taxes and all transfer or similar fees payable in connection with the transfer of the Transferred Assets or otherwise in connection with the Contemplated Transactions will be borne by Novartis.
Section 3.9    Transition Committee.
(a)    The Parties agree that the Transition Committee established pursuant to and in accordance with the Binimetinib Termination Agreement shall also oversee, review, and coordinate the Parties’ activities under this Agreement and the Ancillary Agreements. The provisions of Section 3.9(a) of the Binimetinib Termination Agreement regarding the composition of the Transition Committee shall survive any termination of the Binimetinib Termination Agreement if this Agreement remains in effect.
(b)    The Transition Committee will, generally, be responsible for the overall coordination and oversight of the Parties’ and their Affiliates’ activities under this Agreement and the Ancillary Agreements, including resolution of any disputes hereunder or thereunder, and, specifically, for the obligations of the Transition Committee expressly set forth in such agreements. The Transition Committee shall meet once per quarter (concurrently with any meeting of the Transition Committee called pursuant to and in accordance with the

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Binimetinib Termination Agreement) unless otherwise agreed to by the Parties, provided either Party may call a meeting of the Transition Committee upon reasonable notice to the other Party where such meeting is reasonably necessary to fulfill the Transition Committee’s responsibilities under this Agreement. The Transition Committee may meet in person, or by means of a telephone or video conference call, and may take action by vote at a meeting or telephone or video conference call, or pursuant to a written vote. Each Party shall bear its own costs and expenses related to participation in and attendance at such meetings by its representatives.
(c)    All decisions of the Transition Committee with respect to matters over which it has decision-making authority in accordance with this Section 3.9 shall be made by unanimous vote of the Transition Committee’s representatives, with each Party’s TC representatives collectively having one (1) vote. Any deadlock vote at the Transition Committee shall be resolved in accordance with Section 10.9.
(d)    The Transition Committee shall not have the authority to (i) amend or modify the terms of this Agreement or any Ancillary Agreement; (ii) waive a Party’s compliance with the terms and conditions of this Agreement or any Ancillary Agreement; (iii) expand its scope of authority; (iv) determine any issue before the Transition Committee in a manner that would conflict with the terms and conditions of this Agreement or any Ancillary Agreement; or (v) render any interpretation of this Agreement or any Ancillary Agreement that is binding upon the Parties.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PARTIES
Section 4.1    Representations and Warranties by Novartis. Novartis hereby represents and warrants to Array as follows:
(a)    Novartis Organization; Good Standing. Novartis is a company existing under the laws of the jurisdiction of its organization. Novartis has the requisite power and authority to own the Transferred Assets and to carry on its business as currently conducted. Novartis is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction where the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.
(b)    Authority; Execution and Delivery. Novartis has the requisite power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the Contemplated Transactions. The execution and delivery of this Agreement and the Ancillary Agreements by Novartis and the consummation of the Contemplated Transactions have been duly and validly authorized. This Agreement and the Ancillary Agreements have been, or as of the Effective Date will be, duly executed and delivered by Novartis and, assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements by Array, will constitute the legal, valid and binding obligation of Novartis, each enforceable against Novartis in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(including concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.
(c)    Consents; No Violation, Etc. Except for the requirements of applicable Antitrust Laws and for any filings with Governmental Entities or other approvals, authorizations, consents, licenses, filings or registrations with any court, arbitrator or Governmental Entity necessary to transfer the Transferred IP and Regulatory Materials, the execution and delivery of this Agreement do not, and the consummation of the Contemplated Transactions and the compliance with the terms hereof will not (i) result in any violation of or default (or an event that, with notice or lapse of time or both, would constitute a default) under, (A) any Applicable Laws applicable to Novartis or the Transferred Assets, (B) any provision of the certificate of incorporation or by-laws or similar organizational documents of Novartis or (C) any material Contract of Novartis that would result in an Encumbrance on any of the Transferred Assets or (ii) give rise to any approval, authorization, consent, license, filing or registration with any court, arbitrator or Governmental Entity; provided, however, that no representation or warranty is made in the foregoing clauses (i)(A), (i)(C) or (ii) with respect to matters that, individually or in the aggregate, would not result in a Material Adverse Effect.
(d)    Title to Transferred Assets. Novartis and its Affiliates have good and valid title to all of the Transferred Assets free and clear of all Encumbrances other than Permitted Encumbrances.
(e)    Litigation. There is no suit, action, or proceeding pending or, to the Knowledge of Novartis, threatened against Novartis or its Affiliates, that relates to the Transferred Assets or that would adversely affect Novartis or the ability of Novartis timely to perform its obligations hereunder.
(f)    Regulatory Matters.

(i)	To the Knowledge of Novartis, Encorafenib is being, and at all times has been, researched, Developed, tested, manufactured, supplied and stored by or on behalf of Novartis and its Affiliates, as applicable, in compliance in all material respects with the Federal Food, Drug and Cosmetic Act (the “FDA Act”) and applicable regulations issued by the FDA, the EMA and other Regulatory Authorities, including, as applicable, those requirements relating to good manufacturing practices, good laboratory practices (except with respect to those studies which are not intended to support a research or marketing permit) and good clinical practices, and in all material respects all other Health Laws, rules and regulations.

(ii)	To the Knowledge of Novartis, the clinical trials conducted by
Novartis and its Affiliates related to Encorafenib were, and if still pending, are, being conducted in all material respects in accordance with all applicable clinical trial protocols, informed consents and applicable requirements of all applicable Regulatory Authorities.

(iii)	Novartis is not subject to any investigation related to Encorafenib that is pending and of which Novartis has been notified in writing or, to the Knowledge of Novartis, which has been threatened, in each case by (x) the FDA or (y) the Department of Health and Human Services Office of Inspector General or Department of Justice pursuant to the

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Federal Healthcare Program Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)) or the Federal False Claims Act (31 U.S.C. §3729).

(iv)	To the Knowledge of Novartis, Novartis has not submitted any claim for payment to any government healthcare program related to Encorafenib in material violation of any Applicable Law relating to false claim or fraud, including the Federal False Claim Act (31 U.S.C. §3729), or any applicable state false claim or fraud law.

(v)	To the Knowledge of Novartis, Novartis has complied in all material respects with all applicable security and privacy standards regarding protected health information under (x) the Health Insurance Portability and Accountability Act of 1996, including the regulations promulgated thereunder, and (y) other Applicable Laws relating to privacy, in each case as related to Encorafenib.

(vi)	To the Knowledge of Novartis, there have not been and are not now any investigations, adverse Third Party actions, or claims against Novartis or any of its Affiliates, including any pending or threatened action against Novartis or its Affiliates, in any court or by or before any Governmental Entity, with respect to Encorafenib, or Novartis’s or any of its Affiliate’s obligations set forth herein, including any which may adversely affect Novartis’s ability to perform its obligations under this Agreement.

(vii)	To the Knowledge of Novartis, neither Novartis nor any of its
Affiliates nor any officer, employee or agent of Novartis or any of its Affiliates has made an untrue statement of material fact or fraudulent statement to any Regulatory Authority, failed to disclose a material fact required to be disclosed to any Regulatory Authority or any other Governmental Entity, or committed an act, made a statement, or failed to make a statement, including with respect to any scientific data or information, that, at the time such disclosure was made or failure to disclose occurred, would reasonably be expected to provide a basis for the Regulatory Authority or any other Governmental Entity to invoke the FDA policy respecting “Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities,” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy, in each case as related to Encorafenib. Neither Novartis nor any of its Affiliates nor, to the Knowledge of Novartis, any officer, employee or agent of Novartis or its Affiliates acting on behalf of Novartis or any such Affiliate, in each case, in connection with the research or Development of Encorafenib, has been debarred or has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. §335a(a) or any similar Applicable Laws or authorized by 21 U.S.C. §335a(b) or any similar Applicable Laws. Neither Novartis nor any of its Affiliates, nor, to the Knowledge of Novartis, any officer, employee or agent of Novartis or its Affiliates acting on behalf of Novartis or any such Affiliate, in each case, in connection with the research or Development of Encorafenib, has been convicted of any crime or engaged in any conduct for which such Person could be excluded from participating in the Federal health care programs under Section 1128 of the Social Security Act of 1935, as amended, or any similar Applicable Laws.
(viii) Neither Novartis nor any of its Affiliates nor, to Novartis’s

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Knowledge, any of its manufacturers of Encorafenib have received any Form 483 observations, warning letters or other communications from a Governmental Entity related to Encorafenib that would reasonably be expected to adversely impact the Development or manufacture of Encorafenib.

(g)    Third Party Agreements; [*] Agreement.

(i)	[*]Each of (i) the material Third Party Agreements and (ii) the [*]
Agreement constitutes a legal, valid and binding obligation of Novartis or its Affiliates, as the case may be, in each case in accordance with its terms and, to the Knowledge of Novartis, constitutes a legal, valid and binding obligation of the other parties thereto in accordance with its terms, and is enforceable against Novartis or its Affiliates, as the case may be, and to the Knowledge of Novartis, the other parties thereto, in accordance with its terms, in each case, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law. Neither Novartis nor any of its Affiliates is in default and, to the Knowledge of Novartis (x) no other party is in material default in complying with any provisions of any material Third Party Agreement or the [*] Agreement and (y) no condition or event or fact exists which, with notice, lapse of time or both, would reasonably be expected to constitute a default thereunder on the part of Novartis or any of its Affiliates. Neither Novartis nor any of its Affiliates has received any written notice alleging any violation, breach or default by Novartis or any of its Affiliates under any material Third Party Agreement or the [*] Agreement. All up-front and milestone payments owed by Novartis or its Affiliates under the [*] Agreement have been paid in full.

(ii)	Schedule 4.1(g)(ii) contains a complete and accurate list of all
Transferred Third Party Agreements in existence as of December 1, 2014.

(h)    Compliance with Laws. In conjunction with the Development, manufacture and use of Encorafenib by Novartis or its Affiliates, Novartis and its Affiliates are in compliance in all material respects with all Applicable Laws. Novartis has not received any written notice within the past year of any asserted material violation of any Applicable Laws in connection with Development, manufacture or use of Encorafenib by Novartis and its Affiliates.

(i)    Product Liability. No product liability claims have been received in writing by Novartis or its Affiliates and, to the Knowledge of Novartis, no such claims have been threatened against the Novartis or its Affiliates, in each case relating to Encorafenib. There is no judgment, order or decree outstanding against Novartis or its Affiliates relating to product liability claims with respect to Encorafenib.

(j)    Clinical Trials.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(i)	The definition of “Novartis Compounds” set forth in Section 1.1 of the Three-Way Clinical Trial Agreement contains a complete and accurate list of all of the Novartis proprietary compounds used in the Three-Way Clinical Trials (as defined in the Three-Way Clinical Trial Agreement) as of the Effective Date.

(ii)	The definition of “Sponsor Compounds” set forth in Section 1.1 of the
Other Clinical Trial Agreement contains a complete and accurate list of all of the Novartis proprietary compounds used in the Other Clinical Trials (as defined in the Other Clinical Trial Agreement) as of the Effective Date.

(iii)	The definition of “Other Clinical Trial(s)” set forth in Section 1.1 of the Other Clinical Trial Agreement contains a complete and accurate list of all of the ongoing clinical trials sponsored by Novartis involving a Novartis proprietary compound and Encorafenib as of the Effective Date (for the avoidance of doubt, other than the Columbus Trial).

(iv)	The definition of “Other Novartis Sponsored Trials” set forth in
Section 1.1 of the Transition Agreement contains a complete and accurate list of all of the ongoing clinical trials sponsored by Novartis involving a Novartis proprietary compound and Encorafenib as of the Effective Date (for the avoidance of doubt, other than the Columbus Trial).

(v)	The definition of “Standalone Clinical Trial(s)” set forth in Section
1.1 of the Standalone Clinical Trial Agreement contains a complete and accurate list of all of the ongoing clinical trials sponsored by Novartis involving Encorafenib and not involving any other Novartis compound as of the Effective Date.

(k)    Intellectual Property.

(i)	Schedule 1.1(c) lists all Transferred Patents, in each case
enumerating the applicable filing or registration number, jurisdiction in which filing was made or from which registration issued, date of filing or issuance, and names of all current applicant(s) and registered owners(s), as applicable. To the Knowledge of Novartis, the issued Transferred Patents are valid and enforceable.

(ii)	Novartis and its Affiliates do not own any right, title or interest in or to any trademarks, service marks, domain names, trade names, trade dress, corporate names, logos or other identifiers of source (or registrations or applications for registration of any of the foregoing) specifically relating to or associated with Encorafenib and/or products containing Encorafenib, other than the [*] listed on Schedule 3.3(a)(vii).

(iii)	Novartis and its Affiliates have taken reasonable actions to protect the secrecy of the Know-How, including by entering into agreements with employees, consultants and contractors of Novartis or such Affiliate reasonably intended to maintain the confidentiality of the Know-How whose value to Novartis and its Affiliates is dependent upon the maintenance of the confidentiality thereof. To the Knowledge of Novartis, no breach or violation by any other party to any such agreement has occurred.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(iv)	Novartis or one of its Affiliates owns all right, title and interest in and to the Transferred IP, free and clear of Encumbrances except for Permitted Encumbrances.

(v)	(A) To the Knowledge of Novartis, the Development, manufacture and use by Novartis and its Affiliates of Encorafenib and the Product has not infringed or misappropriated any Intellectual Property of any other Person; (B) no written claim of infringement or other unauthorized use of any Intellectual Property right of any other Person has been made or asserted against Novartis or any of its Affiliates in respect of the Development, manufacture and use by Novartis and its Affiliates of Encorafenib or the Product; (C) neither Novartis nor any of its Affiliates has received any written claim of invalidity of any Transferred IP or Licensed IP; (D) to the Knowledge of Novartis, no proceedings are pending or threatened which challenge the validity, ownership or use of any Transferred IP or Licensed IP; and (E) to the Knowledge of Novartis, no Person infringes, misappropriates, dilutes any Transferred IP or Licensed IP or Novartis’s or any of its Affiliate’s rights in any Transferred IP or Licensed IP.

(vi)	To the Knowledge of Novartis, except as provided by Third Party
Agreements entered into with academic or research institutions, no Transferred IP or Licensed IP has been developed or otherwise obtained by Novartis or any of its Affiliates using any funding or other resources provided by any Governmental Entity or institution of higher education.

(vii) For each of the Transferred Patents, each of Novartis, its Affiliates, and, to the Knowledge of Novartis, their respective attorneys, agents and relevant employees and representatives has met its duty of candor as required under 37 C.F.R. 1.56 and complied with analogous requirements of Applicable Law outside the United States requiring disclosure of references. To the Knowledge of Novartis, each of the Transferred Patents properly identifies each inventor of the claims thereof as determined in accordance with the Applicable Laws of the jurisdiction in which such Transferred Patent is issued or pending.

(viii) Each inventor named on each Transferred Patent has executed an agreement (either as an assignment of patent rights, as a condition of employment to assign all inventions and works for hire to Novartis or its Affiliates, or an equivalent agreement thereof), assigning his or her entire right, title and interest in and to such Transferred Patent, and the inventions embodied and claimed therein, to Novartis or its Affiliates.  To the Knowledge of Novartis, no such inventor has any contractual or other obligation that would preclude or render void or voidable any such assignment or otherwise conflict with the obligations of such inventor to Novartis or its Affiliates under such agreement with Novartis or its Affiliates, as the case may be.

(ix)	To the Knowledge of Novartis, no Transferred IP or any agreement under which Licensed IP is granted to Novartis is subject to any transfer or assignment limitations, whether pursuant to Contract or any order, judgment, writ, injunction or decree of any court or other Governmental Entity.

(x)	Neither Novartis nor any of its Affiliates has granted any Third Party

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

rights that would otherwise interfere or be inconsistent with Array’ rights hereunder, and there are no agreements or arrangements to which Novartis or any of its Affiliates is a party relating to Encorafenib, or the Transferred IP that would limit, in any material respect, the rights granted to Array under this Agreement or that materially restrict or will result in any material restriction on Array’s ability to Develop, Manufacture, register, use or Commercialize Encorafenib worldwide.

(xi)	The Transferred IP and the Licensed IP constitute all Intellectual
Property used by Novartis in connection with the Development of Encorafenib, other than Intellectual Property generally used in the operation of Novartis’s and its Affiliates’ business and not specifically in connection with the Development of Encorafenib.

(l)    No Brokers. Other than [*], Novartis has not entered into
any agreement, arrangement or understanding with any Person or firm that will result in the obligation to pay any finder’s fee, brokerage commission or similar payment in connection with the Contemplated Transactions.

(m)    Exclusive Representations and Warranties. Other than the representations and warranties set forth in this Article IV, Novartis is not making any other representations or warranties, express or implied, with respect to the Product, Encorafenib or the Transferred Assets. Novartis hereby disclaims any other express or implied representations or warranties, including regarding any financial projections or other forward-looking statements provided by or on behalf of Novartis or its Affiliates.

Section 4.2    Representations and Warranties by Array. Array hereby represents and warrants to Novartis as follows:
(a)    Array is a company existing under the laws of the jurisdiction of its organization. Array has the requisite power and authority to carry on its business as currently conducted. Array is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction where the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not have material adverse effect on the business or assets of Array.
(b)    Array has the requisite power and authority to enter into this
Agreement and the Ancillary Agreements and to consummate the Contemplated Transactions. The execution and delivery of this Agreement and the Ancillary Agreements by Array and the consummation of the Contemplated Transactions have been duly and validly authorized. This Agreement and the Ancillary Agreements have been, or as the Effective Date will be, duly executed and delivered by Array and, assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements by Novartis, will constitute the legal, valid and binding obligation of Array, each enforceable against Array in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.
(c)    Except for the requirements of applicable Antitrust Laws and for any filings with Governmental Entities or other approvals, authorizations, consents, licenses, filings or registrations with any court, arbitrator or Governmental Entity necessary to transfer the Transferred IP and the Transferred Regulatory Materials, the execution and delivery of this Agreement and the Ancillary Agreements do not, and the consummation of the Contemplated Transactions and the compliance with the terms hereof will not (i) result in any violation of or default (or an event that, with notice or lapse of time or both, would constitute a default) under, (A) any Applicable Laws applicable to Array, or (B) any provision of the organizational documents of Array, or (ii) give rise to any approval, authorization, consent, license, filing or registration with any court, arbitrator or Governmental Entity; provided, however, that no representation or warranty is made in the foregoing clauses (i)(A) or (ii) with respect to matters that, individually or in the aggregate, would not result in a material adverse effect on the business or assets of Array.
(d)    To the Knowledge of Array, the facts and allegations made by Array in the matter set forth on Schedule 4.2(d) are true and correct.

Section 4.3    Disclaimer of Representations and Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN SECTION 4.1 OR SECTION 4.2 AND EXCEPT AS SET FORTH IN ANY ANCILLARY AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.
Section 4.4    Survival. No representation or warranty of the Parties contained herein or made pursuant hereto: (a) with respect to representations and warranties not relating to Transferred Assets, shall survive the [*], or (b) with respect to representations and warranties relating to Transferred Assets, shall, with respect to each Transferred Asset, survive [*]; provided, however, that in no event shall any representation or warranty of the Parties contained herein or made pursuant hereto survive beyond [*].
ARTICLE V
CERTAIN COVENANTS AND AGREEMENTS OF NOVARTIS
Section 5.1    Conduct of Business.
(a)    Until the completion of the divestiture and transfer of Encorafenib and the Transferred Assets to Array pursuant to this Agreement and the Ancillary Agreements, Novartis will continue the Development and Commercialization of Encorafenib in the normal course of business and use its best efforts to maintain the viability and marketability of Encorafenib, the Transferred Assets, and the Novartis Pipeline Agents, and to prevent the

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

destruction, deterioration, or impairment of Encorafenib, the Transferred Assets, and the Novartis Pipeline Agents. For the avoidance of doubt, this Section 5.1 shall in all respects be subject to oversight of the Trustee (as such term is defined in the Divestiture Commitment Agreement) including research activities and clinical trial activities and enrollment.
(b)    Until the Effective Date, Novartis shall evaluate, and make determinations to proceed with respect to, the Proposed Investigator Sponsored Clinical Trials in the ordinary course of business and in consultation with Array. If Novartis determines to proceed with any Proposed Investigator Sponsored Clinical Trial, and enters into a clinical trial agreement with respect to such Proposed Investigator Sponsored Clinical Trial, such Proposed Investigator Sponsored Clinical Trial shall be deemed an Ongoing Investigator Sponsored Clinical Trial.
(c)    Novartis shall not take, or fail to take, any action if such act or failure would reasonably be likely to cause any of Novartis’s representations and warranties contained herein to become untrue or inaccurate, except as would not have a Material Adverse Effect.
(d)    As promptly as reasonably possible after the date hereof, Novartis shall provide Array with a list and copies of those Third Party Agreements that are expected to be Transferred Third Party Agreements.
Section 5.2    Access to Key Employees.
(a)    Upon the Effective Date, Novartis will identify and provide to Array a list of all of Novartis’s Key Employees that have participated in any material respect in Novartis’s activities regarding Encorafenib (including companion diagnostics, clinical, regulatory and operations) (“Encorafenib Personnel”).
(b)    [*]
Section 5.3    Payments. On the Effective Date, Array will pay to Novartis [*] (the “Purchase Price”) by wire transfer of immediately available funds.
Section 5.4    Certain Additional Information. Novartis shall make available to Array, as soon as reasonably practicable following the date hereof, complete and correct copies of (i) each IND submitted to the FDA with respect to Encorafenib, including all material supplements and amendments thereto, and (ii) all material scientific, preclinical and clinical data of Novartis and its Affiliates and all material written correspondence with all Regulatory Authorities to the extent related to Encorafenib.
Section 5.5    Time is of the Essence. Novartis will perform its obligations under this Agreement and the Ancillary Agreements (including its delivery of any notices, approvals or other communications thereunder) promptly and in a manner not intended to impede, delay or otherwise prejudice any regulatory filing for and/or Commercialization of Encorafenib.
ARTICLE VI
CERTAIN COVENANTS AND AGREEMENTS OF ARRAY

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Section 6.1    Novartis’s Names and Marks. Array hereby acknowledges that all right, title and interest in and to the name “Novartis”, together with all variations thereof and all trademarks, service marks, domain names, trade names, trade dress, corporate names, logos and other identifiers of source containing, incorporating or associated with any of the foregoing (the “Novartis Names and Marks”), are owned exclusively by Novartis or its Affiliates. Array further acknowledges that it has no rights, and is not acquiring any rights, to use the Novartis Names and Marks.
Section 6.2    Records. Array will preserve copies of all books and records, including all Regulatory Materials and clinical and other data, in each case, included within the Transferred Assets that have been transferred to Array by Novartis or its Affiliates for a period of at least [*] from the Effective Date and make such books and records available for inspection and copying by Novartis or its agents upon reasonable request and upon reasonable notice solely in connection with requests by Governmental Entities, compliance with Applicable Laws, financial or regulatory reporting, and/or litigation purposes.
Section 6.3    Bulk Transfer Laws. Array hereby waives compliance by Novartis with the provisions of any so-called “bulk transfer law” of any jurisdiction in connection with the transfer of the Transferred Assets to Array.
Section 6.4    Encorafenib Drug Product. The Parties shall negotiate and agree, as soon as possible after the date hereof, and in no event later than [*] after such date, to minimum order quantities and minimum and maximum volumes of Drug Substance, Product and Finished Product (as such terms are defined in the Supply Agreement) to be purchased by and supplied to Array following commercial launch for purposes of the Supply Agreement.
Section 6.5    Supply Arrangements. The Parties shall negotiate and enter into the supply agreements expressly referenced in Section 4.4 of each of the Standalone Clinical Trial Agreement, the Columbus Trial Agreement, the Three-Way Clinical Trial Agreement and the Other Clinical Trial Agreement, in each case, no later than [*].
Section 6.6    BRAF Competitor. Notwithstanding any other provision of this Agreement or any Ancillary Agreement, Array covenants that it shall not grant any license, sublicense, right to exploit or other right under Encorafenib and/or any Transferred Assets to any Third Party that, as of the date hereof, either (a) sells or offers for sale a Commercialized BRAF Inhibitor or (b) has an Affiliate that sells or offers for sale a Commercialized BRAF Inhibitor.

ARTICLE VII
OTHER COVENANTS AND AGREEMENTS
Section 7.1    Efforts to Consummate; Antitrust Matters.
(a)    Upon the terms and subject to the conditions hereof, each of Novartis and Array will use its reasonable best efforts (except with respect to Applicable Laws or

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Governmental Entities in [*] for which Array will use its best efforts and Novartis will use its reasonable best efforts) to (i) take, or cause to be taken, all actions necessary, proper or advisable under any Applicable Laws or otherwise to consummate and make effective the Contemplated Transactions, (ii) obtain from the requisite Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made in connection with the authorization, execution and delivery hereof and the consummation of the Contemplated Transactions and (iii) make all necessary filings, and make any other advisable submissions, with respect to this Agreement and the Contemplated Transactions required under any Applicable Laws. Prior to the Effective Date, the Parties will cooperate with each other in connection with the making of all such filings, including by providing copies of all such non-confidential documents to the other Party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith. Novartis and Array will furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any Applicable Laws in connection with the Contemplated Transactions.
(b)    Without limiting paragraph (a) above, Novartis and Array agree to respond promptly to any inquiries by any Governmental Entity regarding antitrust or other matters with respect to the Contemplated Transactions and to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the Contemplated Transactions. In furtherance of the foregoing, Array agrees to provide such assurances as to financial capability, resources and creditworthiness, commercial capabilities with respect to the Development, Manufacture, and Commercialization of Encorafenib as may be reasonably requested by any Governmental Entity, whose consent or approval is sought hereunder, including as may be required in connection with any consent or divestiture order of the FTC, the EC or any other Governmental Entity that may be entered into by Novartis or any of its Affiliates in connection with the GSK Transactions. Array further agrees to use reasonable best efforts (except with respect to Applicable Laws or Governmental Entities in [*], for which Array will use its best efforts) to cooperate and join in any action initiated by Novartis to contest and resist any action, including legislative, administrative or judicial action or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits the consummation of the Contemplated Transactions, including by using reasonable best efforts (except with respect to Applicable Laws or Governmental Entities in [*], for which Array will use its best efforts) to cooperate and join Novartis in pursuing all available avenues of administrative and judicial appeal and all available legislative action. Notwithstanding any other provision hereof to the contrary, Array also agrees to take any and all actions as are or may be required by any Governmental Entity as a condition to the granting of any approvals required in order to permit the consummation of the Contemplated Transactions or as may be required to avoid, lift, vacate or reverse any legislative, administrative or judicial action that would otherwise impede the consummation of the Contemplated Transactions. Novartis will use its reasonable best efforts to limit any Governmental Entity from taking) any action that would reasonably be expected to cause any reduction in any rights or benefits that Array expects to receive as a result of the consummation of the Contemplated Transactions.
(c)    The Parties shall request that the FTC appoint a monitor (which monitor shall be the same monitor as any such monitor appointed under the Binimetinib Termination Agreement) to assure the Parties expeditiously comply with all of their respective

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

obligations and perform all of their respective responsibilities as required by any applicable order of the FTC and this Agreement and the Ancillary Agreements.
(d)    The Parties shall use commercially reasonable efforts to persuade the FTC staff to forward its recommendation to the commissioners of the FTC to approve the divestiture to Buyer of the assets being transferred pursuant to this Agreement as soon as reasonably practicable.
(e)    Array shall use reasonable best efforts to assist Novartis in persuading the commissioners of the FTC to accept for public comment the Proposed FTC Decision and Order by [*], or as soon as reasonably practicable thereafter.
(f)    Notwithstanding any other provision of this Agreement or any Ancillary Agreement, in no event will Novartis or any Affiliate thereof be required to divest any right, title or interest in or to the products MekinistTM or Tafinlar®.
(g)

(i)
Array shall use its best efforts to [*] on terms such that the consummation of the Contemplated Transactions and compliance with the terms hereof and the Ancillary Agreements will not result in any breach, violation of or default (or an event that, with notice or lapse of time or both, would constitute a default) of the Relevant Third Party Agreement (as amended or waived in connection with such settlement). [*]

(ii)	[*]

(iii)	[*]
Section 7.2    Notice of Certain Events.
(a)    Each Party shall promptly notify the other of:

(i)	any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Contemplated Transactions;

(ii)	any material notice or other material communication from any Governmental Entity related primarily to the Contemplated Transactions; and

(iii)	any event, fact, occurrence or development resulting in a material breach of any of the representations and warranties in Article IV above.
(b)    To the extent permitted by Applicable Laws and applicable stock exchange rules, from time to time, prior to the Effective Date, Novartis shall keep Array reasonably updated as to the anticipated Effective Date.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Section 7.3    Press Releases; Publicity. No earlier than the fourth Business Day after the date hereof, Array may issue a press release substantially in the form mutually agreed by the Parties prior to such issuance, a copy of which shall be attached as Exhibit C hereto upon such agreement. Except pursuant to the foregoing, neither Array nor Novartis shall issue a press release or trade announcement or issue or make any other written or oral public announcement or statement with regard to the Contemplated Transactions without the other Party’s prior written consent, provided, however, that once a statement has been made public in accordance herewith, each Party may repeat and redistribute such a statement without the prior written consent of the other Party. This restriction shall not apply to announcements or disclosures required by any Applicable Laws, the rules and regulations of any stock exchange or listing authority or any Governmental Entity, however, in such event, the Parties shall, to the extent reasonably practicable, coordinate and work in good faith to create mutually acceptable announcements. Array acknowledges that Novartis shall have the right to disclose a brief summary of the Contemplated Transactions in its official financial reports and in any notices, disclosures, submissions or filings made in connection with the GSK Transactions, provided, that Novartis shall, to the extent reasonably practicable, coordinate and work in good faith with Array on such summaries.
Section 7.4    Confidential Information.
(a)    Confidentiality Obligation. Except as expressly provided herein, the Parties agree that, for a period beginning on the date hereof and ending [*] after the Effective Date (but with respect to any trade secrets, for such period of time as long as such information is protected as a trade secret), each Party shall keep strictly confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement, any Confidential Information of the other Party. Each Party shall use reasonable measures to protect the Confidential Information of the other Party from any other use or disclosure, using at a minimum, the same measures used to protect its own confidential and proprietary information. The confidentiality and non-use obligations set forth above shall not apply with respect to any portion of the other Party’s Confidential Information that the receiving Party can demonstrate with written evidence (i) is or becomes public or available to the general public otherwise than through the act or default of the receiving Party in breach of this Agreement; (ii) is obtained by the receiving Party from a Third Party who is lawfully in possession of such Confidential Information and is not subject to an obligation of confidentiality or non-use owed to the disclosing Party or others; (iii) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the disclosing Party under this Agreement; or (iv) is independently developed by the receiving Party without the use of or reliance on any Confidential Information provided by the disclosing Party hereunder. For the avoidance of doubt, specific information disclosed as part of Confidential Information shall not be deemed to be in the public domain or in the prior possession of the receiving Party merely because it is embraced by more general information in the public domain or by more general information in the prior possession of the receiving Party. For the sake of clarity, the terms and conditions of this Agreement and the Ancillary Agreements shall constitute the Confidential Information of both Parties.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(b)    Permitted Disclosures. Each Party may disclose Confidential Information of the other Party as follows: (i) to its Affiliates, subcontractors, Third Party licensors under an upstream license, and their respective officers, directors, members, employees, agents and outside advisors (each, a “Representative”) who reasonably need to know such information for exercising such Party’s rights or performing such Party’s obligations under this Agreement and the Ancillary Agreements; (ii) the European Commission or any other Regulatory Authorities and/or their agents or trustees in connection with any review or other measures taken with respect to the GSK Transactions; (iii) to Regulatory Authorities to facilitate obtaining and maintaining the Regulatory Approvals for the conduct of clinical trials; (iv) to antitrust and competition law regulatory agencies and authorities in connection with the approval process for the Contemplated Transactions; (v) subject to any obligation set out in Section 2.1, to any Third Party in connection with the potential sale or license of rights related to a compound (i.e., whether Encorafenib or a Novartis Compound) owned or controlled by such Party and (vi) to any Third Parties if required by Applicable Law, subject to Section 7.4(d). Prior to disclosing any Confidential Information of the other Party to any Representative or Third Party, the receiving Party will inform such Person of the proprietary nature of the Confidential Information and will require such Person to agree to be bound by obligations of confidentiality and non-use no less restrictive than the requirements of this Section 7.4. Each Party agrees to be responsible for any breach of these confidentiality obligations by its Representatives and any Third Parties to whom it discloses Confidential Information of the other Party. Either Party may disclose the existence of this Agreement and the terms and conditions hereof, without the prior written consent of the other Party, as may be required by Applicable Law (including the disclosure requirements of the United States Securities and Exchange Commission (“SEC”), NYSE or any other stock exchange or NASDAQ), in which case the Party seeking to disclose the information shall give the other Party reasonable advance notice and the right to review and comment on any such disclosure (including any proposed filing of this Agreement with the SEC or equivalent governing body outside of the United States) and shall seek confidential treatment of such Confidential Information to the extent possible under Applicable Law.
(c)    Use. Confidential Information of the other Party shall not be used by a receiving Party except to the extent necessary to exercise the receiving Party’s rights or perform its obligations under this Agreement and the Ancillary Agreements, without first obtaining the other Party’s prior written consent to such use.
(d)    Required Disclosures. In the event that either Party is required by Applicable Law or by judicial or administrative process to disclose any part of the other Party’s Confidential Information, such Party shall (i) promptly notify the other Party of each such requirement and identify the documents so required thereby, with a view to permitting the other Party to seek an appropriate protective order or other remedy and/or waive compliance by the first Party with the provisions of this Section 7.4, (ii) consult with the other Party on the advisability of taking legally available steps to resist or narrow the scope of such requirement, (iii) assist the other Party in seeking a protective order or equivalent and (iv) comply with any applicable protective order or equivalent. If, in the absence of such a protective order or such a waiver by the other Party of the provisions of this Section 7.4, the

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

first Party is nonetheless required by Applicable Law to disclose any part of the other Party’s Confidential Information, the first Party may disclose such of the other Party’s Confidential Information without liability under this Agreement, except that the first Party shall (x) furnish only that portion of the other Party’s Confidential Information which is legally required and (y) use its best efforts to obtain an order or other reliable assurances that confidential treatment will be accorded to the portion of such Confidential Information so required to be disclosed.
(e)    Encorafenib Information. Notwithstanding anything herein to the contrary, (i) prior to the Effective Date, all Confidential Information to the extent related to Encorafenib (“Encorafenib Information”) shall constitute the Confidential Information of Novartis, and (ii) after the Effective Date, such Encorafenib Information shall constitute Confidential Information of Array, provided, that to the extent such Encorafenib Information relates to a Novartis Compound studied in combination with Encorafenib, then Novartis may use those portions of such information in connection with the Development, Manufacture and Commercialization of any such Novartis Compound.
(f)    Firewall. Promptly after the Effective Date, Novartis shall establish effective firewalls or enter into individual confidentiality agreements with employees so that [*].
Section 7.5    Pharmacovigilance. Within [*], the Parties shall negotiate in good faith, and enter into, a pharmacovigilance agreement effective as of the Effective Date.
Section 7.6    Change of Product and Service Recipient. From and after the Effective Date, upon reasonable advance written notice from Array to Novartis, Novartis shall provide to Array’s designee (including the Suitable Partner) in lieu of to Array any or all of the access, information, documents, rights, deliverables, products and/or services to be provided from Novartis to Array under any of the Ancillary Agreements.
Section 7.7    Certain Matters Relating to the FTC Decision and Order and EC Remedy Decisions.
(a)    The Parties hereby agree and acknowledge that the terms and provisions of the Final FTC Decision and Order and any final commitments adopted by the EC in the context of EC Remedy Decisions shall govern this Agreement and the terms and provisions thereof that pertain to this Agreement are hereby deemed incorporated by reference into this Agreement. Notwithstanding the application of the foregoing, the Parties hereby agree that to the extent that any terms or provisions of this Agreement do not conflict with the Final FTC Decision and Order or EC Remedy Decisions, as applicable, but confer greater rights or benefits to Array, or more greatly obligate Novartis, than the corresponding terms or provisions of the Final FTC Decision and Order, EC Remedy Decisions, as applicable, then the terms or provisions of this Agreement shall control the rights and obligations of the Parties.
(b)    To the extent that any term or provision of this Agreement conflicts with any directly corresponding term or provision of the Final FTC Decision and Order, the final commitments adopted by the EC in the context of the EC Remedy Decisions, the Parties hereby

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

agree that the terms or provisions of the Final FTC Decision and Order or the final commitments adopted by the EC in the context of the EC Remedy Decisions, shall control the rights and obligations of the Parties.
(c)    If at any time prior to the Final FTC Decision and Order becoming effective, the FTC Director of the Bureau of Competition, or the person acting in that capacity, notifies Novartis and Array that Array is not an acceptable acquirer of the assets being transferred to Array pursuant to this Agreement, then each of Novartis and Array shall have the right immediately to rescind this Agreement and the Ancillary Agreements, and the termination provisions of this Agreement shall be applicable as if a termination of this Agreement has occurred, provided, however, that the right to rescind shall not be available to any party that has failed to fulfill its obligations under Section 7.1 of this Agreement.
(d)    If the EC does not adopt the EC Remedy Decisions by the expiration of its phase 1 review, then Novartis shall have the right immediately to rescind this Agreement and the Ancillary Agreements, and the termination provisions of this Agreement shall be applicable as if a termination of this Agreement has occurred, provided, however, that the right to rescind shall not be available to Novartis if Novartis has failed to fulfill its obligations under Section 7.1 of this Agreement.
(e)    If at any time prior to or following adoption of the EC Remedies Decisions, the head of the case team of the European Commission assigned to review the GSK Transactions notifies Novartis and Array that Array is not an suitable acquirer of the assets being transferred to Array pursuant to this Agreement, then each of Novartis and Array shall have the right immediately to rescind this Agreement and the Ancillary Agreements, and the termination provisions of this Agreement shall be applicable as if a termination of this Agreement has occurred; provided, however, that the right to rescind this Agreement shall not be available to any party that has failed to fulfill its obligations under Section 7.1 of this Agreement.
(f)    If at any time prior to the Final FTC Decisions and Order becoming effective, the FTC notifies Novartis that this Agreement is not an acceptable manner of divestiture, Novartis and Array shall reasonably seek to modify this Agreement as may be necessary to satisfy the FTC.
(g)    If at any time prior to the adoption of the EC Remedy Decisions, the EC notifies Novartis that this Agreement is not an acceptable manner of divestiture, Novartis and Array shall reasonably seek to modify this Agreement as may be necessary to satisfy the EC.
(h)    If at any time prior to the adoption of a final decision any other Governmental Entity in [*] notifies Novartis that this Agreement is not an acceptable manner of divestiture, Novartis and Array shall reasonably seek to modify this Agreement as may be necessary to satisfy the relevant Governmental Entity.
ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Section 8.1    Termination.
(a)    Notwithstanding anything to the contrary herein, this Agreement may be terminated and the Contemplated Transactions abandoned at any time prior to the Effective Date:

(i)	by mutual written consent of Novartis and Array; or

(ii)	by either Novartis or Array, if the GSK Transactions are terminated without the consummation thereof.
(b)    In the event of termination by Novartis or Array pursuant to this Section 8.1, written notice thereof will forthwith be given to the other Party and the Contemplated Transactions will be terminated, without further action by any Party. Upon termination:

(i)
Array will return all documents and other material received from Novartis, its Affiliates or representatives relating to Encorafenib and the Transferred Assets and to the Contemplated Transactions, whether so obtained before or after the execution of this Agreement, to Novartis;

(ii)
all confidential information received by Array with respect to Novartis, its Affiliates, Encorafenib or the Transferred Assets will be treated in accordance with the Confidentiality Agreement, which subject to Section 10.7, which will remain in full force and effect notwithstanding the termination of this Agreement; and

(iii)
this Agreement shall terminate and there shall be no liability of any Party to any other Party; provided, that, (x) nothing herein will relieve or release either Party from liability arising from any breach by such Party of this Agreement prior to the date of termination and (y) Section 6.1, Section 7.3, Article VIII and Article X shall survive such termination.

Section 8.2    Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. By an instrument in writing, Array or Novartis may waive compliance by the other Party with any term or provision hereof that such other Party was or is obligated to comply with or perform.
ARTICLE IX
INDEMNIFICATION
Section 9.1    Indemnification by Array.
(a)    From and after the Effective Date, Array shall indemnify and hold Novartis and its Affiliates, and their respective officers, directors, employees, contractors,

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

agents and assigns, harmless from and against any Losses incurred by Novartis or any of the foregoing persons arising or resulting from:

(i)	the negligence or willful misconduct of Array or any of its Affiliates, contractors or agents;

(ii)	the Assumed Liabilities;

(iii)	the breach of any of the covenants or agreements made by Array to Novartis under this Agreement or the Ancillary Agreements; or

(iv)	the breach of any of the representations or warranties made by Array to Novartis under this Agreement or the Ancillary Agreements.
(b)    Array shall only be obliged to so indemnify and hold Novartis harmless to the extent that such Losses do not arise from Novartis’s or its Affiliates’ breach of this Agreement, or the negligence or willful misconduct of Novartis or its Affiliates or relate to Excluded Liabilities.
Section 9.2    Indemnification by Novartis.
(a)    From and after the Effective Date, Novartis shall indemnify and hold Array and its Affiliates, and their respective officers, directors, employees, contractors, agents and assigns, harmless from and against any Losses incurred by Array or any of the foregoing persons arising or resulting from:

(i)	the negligence or willful misconduct of Novartis or any of its Affiliates, contractors or agents;

(ii)	the Excluded Liabilities;

(iii)	the breach of any of the covenants or agreements made by Novartis to Array under this Agreement or the Ancillary Agreements; or

(iv)	the breach of any of the representations or warranties made by Novartis to Array under this Agreement or the Ancillary Agreements.
(b)    Novartis shall only be obliged to so indemnify and hold Array harmless to the extent that such Losses do not arise from Array’ or its Affiliates’ breach of this Agreement, or the negligence or willful misconduct of Array or its Affiliates or relate to Assumed Liabilities.
(c)    Notwithstanding the foregoing, the obligation by Novartis to indemnify and hold harmless Array and its Affiliates, and their respective officers, directors, employees, contractors, agents and assigns, contained in this Section 9.2 shall be subject to the following limitations:  (i)  [*]; and (ii) [*]

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Section 9.3    Indemnification Procedure.
(a)    A Party or any of its Affiliates seeking indemnification hereunder (“Indemnified Party”) shall notify the other Party (“Indemnifying Party”) in writing reasonably promptly after the assertion against the Indemnified Party of any claim or allegation, including by a Third Party (“Third Party Claim”) in respect of which the Indemnified Party intends to base a claim for indemnification hereunder, but the failure or delay so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any obligation or liability that it may have to the Indemnified Party except to the extent that the Indemnifying Party demonstrates that its ability to defend or resolve such claim is adversely affected thereby.
(b)    Subject to the provisions of Section 9.3(d) below, the Indemnifying Party shall have the right, upon written notice given to the Indemnified Party within thirty (30) days after receipt of the notice from the Indemnified Party of any Third Party Claim to assume the defense and handling of such Third Party Claim, at the Indemnifying Party’s sole expense, in which case the provisions of Section 9.3(c) below shall govern.
(c)    The Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party in connection with conducting the defense and handling of such Third Party Claim, and the Indemnifying Party shall defend or handle the same in consultation with the Indemnified Party, and shall keep the Indemnified Party timely apprised of the status of such Third Party Claim. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, agree to a settlement of any Third Party Claim which could lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, or would involve any admission of wrongdoing on the part of the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party, at the request and expense of the Indemnifying Party, and shall be entitled to participate in the defense and handling of such Third Party Claim with its own counsel and at its own expense.
(d)    Notwithstanding the provisions of Section 9.3(c), in the event (i) the Indemnifying Party fails to conduct the defense and handling of any Third Party Claim in good faith after having assumed such, or (ii) the Indemnifying Party does not give written notice to the Indemnified Party, within thirty (30) days after receipt of the notice from the Indemnified Party of any Third Party Claim, of the Indemnifying Party’s election to assume the defense and handling of such Third Party Claim, then the Indemnified Party may, at the Indemnifying Party’s expense, select counsel reasonably acceptable to the Indemnifying Party in connection with conducting the defense and handling of such Third Party Claim and defend or handle such Third Party Claim in such manner as it may deem appropriate, provided, however, that the Indemnified Party shall keep the Indemnifying Party timely apprised of the status of such Third Party Claim and shall not settle such Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnified Party defends or handles such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party, at the Indemnified Party’s request but at no

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

expense to the Indemnified Party, and shall be entitled to participate in the defense and handling of such Third Party Claim with its own counsel and at its own expense.
(e)    No Party shall seek or be entitled to indemnification pursuant to this Article IX for any Losses arising from a breach of a representation, warranty, covenant or agreement that as of the date hereof such Party had Knowledge was inaccurate or incapable of being fulfilled at the Effective Date.
Section 9.4    Special, Indirect and Other Losses. EXCEPT TO THE EXTENT (A) EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR ANY ANCILLARY AGREEMENT; OR (B) ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER ARTICLE IX, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY (X) FOR ANY PUNITIVE OR INCIDENTAL DAMAGES, OR (Y) FOR ANY CONSEQUENTIAL, INDIRECT, EXEMPLARY OR SPECIAL DAMAGES, LOST PROFITS, LOST REVENUE OR OPPORTUNITY COSTS (INCLUDING WHERE CALCULATED BY USING OR TAKING INTO ACCOUNT ANY MULTIPLE OF EARNINGS, CASH FLOW, REVENUE OR OTHER SIMILAR MEASURE); [*]
Section 9.5    No Exclusion. Neither Party excludes any liability for death or personal injury caused by its negligence or that of its employees, agents or sub-contractors.
ARTICLE X
GENERAL PROVISIONS
Section 10.1    Expenses. Except as otherwise specified herein or in the Ancillary Agreements, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the drafting, negotiation, execution, review or performance of this Agreement, the Ancillary Agreements and the Contemplated Transactions will be paid by the Party incurring such costs and expenses, whether or not the Contemplated Transactions will have occurred.
Section 10.2    Further Assurances and Actions. Each of the Parties, upon the request of the other Party, whether before, on or after the Effective Date and without further consideration, will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary to effect the Contemplated Transactions. Novartis and Array agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary in order to consummate or implement expeditiously the Contemplated Transactions.
Section 10.3    Notices. In addition to any other specific procedures for notification required herein, all notices, demands, requests and other communications made hereunder shall be in writing and shall be given by personal delivery, by nationally recognized overnight courier (with charges prepaid), and shall be deemed to have been given or made (a) if personally delivered, on the day of such delivery; or (b) if sent by overnight courier, three (3) days

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

following the date deposited with such overnight courier service, in each case, pending the designation of another address, addressed as follows:
If to Array:
Array BioPharma Inc.
3200 Walnut Street
Boulder, CO 80301
USA
Attention: General Counsel

If to Novartis:
Novartis Pharma AG
Lichtstrasse 35
CH - 4056 Basel
Switzerland
Attention: General Counsel
Section 10.4    Headings. The headings of the Sections and Articles of this Agreement are for reference purposes only, are not part of this Agreement, and shall not in any way affect the meaning or interpretation of this Agreement.
Section 10.5    Severability. If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity or enforceability of the remainder of this Agreement, and the invalid or unenforceable provision shall be fully severed from this Agreement and there shall automatically be added in lieu thereof a provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.
Section 10.6    Counterparts. This Agreement may be executed in one or more counterparts, and delivered by electronic or other means, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
Section 10.7    Entire Agreement. This Agreement, including the Exhibits, which are incorporated by reference herein, and the Ancillary Agreements, including the exhibits attached thereto, represent the entire understanding and agreement between the Parties with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings between the Parties with respect to such subject matter. All provisions contained in any Exhibit delivered by or on behalf of the Parties, or in connection with the Contemplated Transactions, are an integral part of this Agreement. In the event of any conflict between the terms of this Agreement and the terms of any Exhibit, the terms of this Agreement shall control and prevail. For the avoidance of doubt and except as set forth in Section 8.1(b), the Confidentiality Agreement shall be replaced and superseded in its entirety by the terms and conditions set forth in Section 7.4 and this Agreement shall govern with regard to any Confidential Information disclosed by the Parties.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Section 10.8    Governing Law. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by the law of the State of New York without regard to conflict of law principles that would result in the application of any Applicable Law other than the laws of the State of New York.
Section 10.9    Dispute Resolution.
(a)    Subject to Section 10.10, in the event of a dispute with regard to the interpretation, breach or alleged breach of this Agreement or any Ancillary Agreement, the Parties shall refer such dispute to the Transition Committee for discussion and resolution.  If the Transition Committee is unable to resolve such a dispute within thirty (30) days of the dispute being referred to them, then either Party may require that the Parties forward the matter to the chief executive officer of Array and the President of the Novartis Oncology Business Unit, who shall attempt in good faith to resolve such dispute.  If such officers cannot resolve such dispute within thirty (30) days of the matter being referred to them, either Party shall be free to initiate the arbitration proceedings outlined in Section 10.9(b).
(b)    Any unresolved disputes between the Parties shall be resolved by final and binding arbitration.  Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party.  Arbitration shall be held in New York, New York, according to the commercial rules of the International Chamber of Commerce (“ICC”).  The arbitration shall be conducted by a panel of three (3) arbitrators. Each Party shall, within thirty (30) days after the institution of the arbitration proceedings, appoint an arbitrator, and such arbitrator shall together, within thirty (30) days, select a third (3rd) arbitrator as the chairman of the arbitration panel. Each arbitrator shall be conflict-free and have significant experience in the pharmaceutical research and development business.  If the two (2) initial arbitrators are unable to select a third (3rd) arbitrator within such thirty (30) day period, the third (3rd) arbitrator shall be appointed in accordance with ICC rules.  The arbitrators shall render their opinion within thirty (30) days of the final arbitration hearing.  No arbitrator (nor the panel of arbitrators) shall have the power to award punitive damages under this Agreement and such award is expressly prohibited.  Decisions of the panel of arbitrators shall be based on the application of New York law, without regarding for its conflicts of law principals, and, absent manifest error, shall be final and binding on the Parties.  Judgment on the award so rendered may be entered in any court of competent jurisdiction.
(c)    Nothing in this Section 10.9 shall preclude a Party from seeking and obtaining in a court of competent jurisdiction injunctive or equitable relief to preserve the status quo or prevent immediate harm to the Party.
(d)    Notwithstanding anything herein to the contrary, the Parties shall not seek, directly or indirectly, pursuant to this Section 10.9 or any dispute resolution mechanism contained in an Ancillary Agreement, a decision the result of which would be inconsistent with the terms of the Final FTC Decision and Order or the EC Remedy Decisions or the remedial purposes thereof.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Section 10.10    Specific Performance. The Parties agree that irreparable damage would occur in the event any provision hereof were not performed in accordance with the terms hereof and that the Parties will be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity without the necessity of demonstrating the inadequacy of monetary damages and without the posting of a bond.
Section 10.11    Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Each Party agrees that its rights and obligations under this Agreement may not be transferred or assigned, directly or indirectly, to any Person without the prior written consent of the other Parties; provided, however, that each Party may transfer or assign this Agreement (a) to an Affiliate (for so long as such Person remains an Affiliate) or (b) to any Third Party that purchases or otherwise receives all or substantially all of the assets owned or controlled by such Party to which this Agreement relates (whether by merger, consolidation, stock sale, asset sale or otherwise); provided, further, that any assignment of this Agreement to any Person may not interfere, delay or undermine the implementation of the EC Commitments.
[signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective representatives thereunto duly authorized, all as of the date first written above.

NOVARTIS PHARMA AG

By:	/s/ ROY PAPATHEODOROU
Name: ROY PAPATHEODOROU
Title: AS ATTORNEY

By:	/s/ J H EMERY
Name: J H EMERY
Title: AS ATTORNEY

ARRAY BIOPHARMA INC.

By:	/s/ John Moore
Name: John Moore
Title: General Counsel

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

EXHIBIT A

LIST OF CLINICAL TRIALS

1.	[*]

a.	[*]

b.	[*]

c.	[*]

d.	[*]

e.	[*]

2.	[*]

3.	[*]

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

EXHIBIT B

FINAL FTC DECISION AND ORDER

[To be appended when final]

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

EXHIBIT C

PRESS RELEASE

[To be appended when final]

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.